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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the inclusion of our Independent Auditors' Report dated February 29, 2008 regarding the statements of financial condition of 1st Pacific Bancorp and Subsidiary as of December 31, 2007 and 2006, and the related statements of operations, changes in shareholders' equity, and cash flows for the three years ended December 31, 2007 in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
March 28, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm